EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Microtek Medical Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-85668, No. 33-93526, No. 33-93528, No. 333-11407, No. 333-36049, No. 333-70033, No. 333-81605, No. 333-81637, No. 333-89696 and No. 333-117736) on Form S-8 of Microtek Medical Holdings, Inc. and subsidiaries of our reports dated March 8, 2006, with respect to the consolidated balance sheets of Microtek Medical Holdings, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Microtek Medical Holdings, Inc.

Jackson, Mississippi	/s/ KPMG LLP
March 16, 2006